Exhibit 99.1

345 E. Main St.

Warsaw, IN 46580

www.zimmerbiomet.com

Contacts:

Media	Investors
Monica Kendrick	Robert J. Marshall Jr.
(574) 372-4989	(574) 371-8042
monica.kendrick@zimmerbiomet.com	robert.marshall@zimmerbiomet.com

Barbara Goslee
(574) 371-9449
barb.goslee@zimmerbiomet.com

Zimmer Biomet Announces Cash Tender Offers for Up to $1.1 Billion Aggregate Purchase Price of

Certain Outstanding Debt Securities

(WARSAW, IN) November 21, 2016—Zimmer Biomet Holdings, Inc. (NYSE and SIX: ZBH) (the “Company”) today announced the commencement of cash tender offers (collectively, the “Offers”) for up to $1.1 billion aggregate purchase price (excluding accrued and unpaid interest to, but not including, the applicable settlement date and excluding fees and expenses related to the Offers) (the “Maximum Tender Amount”) of its 5.750% Senior Notes due 2039, its 4.450% Senior Notes due 2045, its 4.250% Senior Notes due 2035, its 3.550% Senior Notes due 2025 and its 4.625% Senior Notes due 2019 (collectively, the “Notes”). The purpose of the Offers is to reduce the principal amount of the Company’s outstanding debt securities. Notes purchased in the Offers will be retired and cancelled.

The following table sets forth certain information regarding the Notes and the Offers:

Title of Security	CUSIP Number	Principal Amount Outstanding	Tender Cap(1)	Acceptance Priority Level	Reference U.S. Treasury Security	Bloomberg Reference Page(2)	Fixed Spread (basis points)	Early Tender Premium (per $1,000)	Hypothetical Total Consideration (per $1,000)(3)
5.750% Senior Notes due 2039	98956PAB8	$500,000,000	$250,000,000	1	2.25% UST due 8/15/2046	FIT1	170	$30.00	$1,140.39
4.450% Senior Notes due 2045	98956PAH5	$1,250,000,000	N/A	2	2.25% UST due 8/15/2046	FIT1	170	$30.00	$954.73
4.250% Senior Notes due 2035	98956PAG7	$500,000,000	N/A	3	2.25% UST due 8/15/2046	FIT1	155	$30.00	$957.62
3.550% Senior Notes due 2025	98956PAF9	$2,000,000,000	$200,000,000	4	2.00% UST due 11/15/2026	FIT1	130	$30.00	$994.70
4.625% Senior Notes due 2019	98956PAA0	$500,000,000	$200,000,000	5	1.00% UST due 11/15/2019	FIT1	65	$30.00	$1,075.53

(1)	The Tender Cap for each series represents the maximum aggregate principal amount of Notes of such series that will be purchased in the Offers.
(2)	The applicable page on Bloomberg from which the dealer managers will quote the bid side prices of the applicable U.S. Treasury Security. In the above table, “UST” denotes a U.S. Treasury Security.
(3)	The Hypothetical Total Consideration is inclusive of the Early Tender Premium (as defined below) but exclusive of accrued and unpaid interest from the last interest payment date applicable to the relevant series of Notes up to, but not including, the Early Settlement Date (as defined below) and is based on the reference yield of the Reference U.S. Treasury Security as of 11:00 a.m., New York City time, on November 18, 2016. The actual reference yields of the Reference U.S. Treasury Securities will be determined by the dealer managers based on certain quotes available at 11:00 a.m., New York City time, on the price determination date, which is expected to be December 6, 2016.

The Offers are being made pursuant to and are subject to the terms and conditions, including a financing condition, set forth in the Offer to Purchase dated November 21, 2016 (the “Offer to Purchase”) and the related Letter of Transmittal (the “Letter of Transmittal”). The Offers will expire at 11:59 p.m., New York City time, on December 19, 2016, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Notes may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on December 5, 2016 (the “Withdrawal Deadline”), but may not be withdrawn thereafter except in certain limited circumstances where additional withdrawal rights are required by law.

The consideration paid in the applicable Offer for each series of Notes that are validly tendered and accepted for purchase will be determined in the manner described in the Offer to Purchase by reference to a fixed spread over the yield to maturity of the applicable U.S. Treasury Security specified in the table above and in the Offer to Purchase (the “Total Consideration”). Holders of Notes that are validly tendered and not validly withdrawn at or prior to 5:00 p.m., New York City time, on December 5, 2016 (the “Early Tender Deadline”) and accepted for purchase will receive the applicable Total Consideration, which includes an early tender premium of $30.00 per $1,000 principal amount of the Notes accepted for purchase (the “Early Tender Premium”). Holders of Notes who validly tender their Notes following the Early Tender Deadline and on or prior to the Expiration Date will only receive the applicable “Tender Offer Consideration” per $1,000 principal amount of any such Notes validly tendered by such holders that are accepted for purchase, which is equal to the applicable Total Consideration minus the Early Tender Premium. The Total Consideration will be determined at 11:00 a.m., New York City time, on December 6, 2016, unless extended by the Company.

Payments for Notes purchased will include accrued and unpaid interest from the last interest payment date applicable to the relevant series of Notes up to, but not including, the applicable settlement date for such Notes accepted for purchase.

The settlement date for Notes that are validly tendered and not validly withdrawn on or prior to the Early Tender Deadline and accepted for purchase is expected to be December 13, 2016 (the “Early Settlement Date”). The settlement date for Notes that are validly tendered following the Early Tender Deadline but on or prior to the Expiration Date and accepted for purchase is expected to be December 20, 2016, the first business day after the Expiration Date (the “Final Settlement Date”), assuming the Maximum Tender Amount of Notes is not purchased on the Early Settlement Date.

Subject to the applicable tender caps specified in the table above (the “Tender Caps”), the Maximum Tender Amount and proration, all Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline having a higher Acceptance Priority Level (with 1 being the highest) will be accepted before any validly tendered Notes having a lower Acceptance Priority Level (with 5 being the lowest), and all Notes validly tendered after the Early Tender Deadline having a higher Acceptance Priority Level will be accepted before any Notes validly tendered after the Early Tender Deadline having a lower Acceptance Priority Level. However, even if the Offers are not fully subscribed as of the Early Tender Deadline, subject to the Tender Caps, the Maximum Tender Amount and proration, Notes validly tendered and not validly withdrawn on or before the Early Tender Deadline will be accepted for purchase in priority to Notes validly tendered after the Early Tender Deadline even if such Notes validly tendered after the Early Tender Deadline have a higher Acceptance Priority Level than Notes validly tendered prior to the Early Tender Deadline. Subject to applicable law, the Company may increase or decrease any Tender Cap without extending the Early Tender Deadline or the Withdrawal Deadline.

Notes of a series may be subject to proration (rounded to avoid the purchase of Notes in a principal amount other than in an integral multiple of $1,000) if the aggregate principal amount of the Notes of such series validly tendered and not validly withdrawn is greater than the applicable Tender Cap or would cause the Maximum Tender Amount to be exceeded. Furthermore, if the Offers are fully subscribed as of the Early Tender Deadline, holders who validly tender Notes following the Early Tender Deadline will not have any of their Notes accepted for payment regardless of Acceptance Priority Level. The Company’s obligation to accept for payment and to pay for the Notes validly tendered in the Offers is subject to the satisfaction or waiver of the conditions, including a financing condition, as described in the Offer to Purchase. The Company reserves the absolute right, subject to applicable law, to: (i) waive any and all conditions to the Offers, including, without limitation, the financing condition; (ii) extend or terminate the Offers; (iii) increase or decrease the Maximum Tender Amount and/or increase, decrease or eliminate one or more of the Tender Caps without extending the Early Tender Deadline or the Withdrawal Deadline; or (iv) otherwise amend the Offers in any respect.

Information Relating to the Offers

J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as the dealer managers for the Offers. The information agent and tender agent for the Offers is D.F. King & Co, Inc. Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting D.F. King & Co, Inc. by telephone at (888) 564-8149 (toll-free) or (212) 269-5550 (banks and brokers) or by email at zbh@dfking.com. Questions regarding the Offers should be directed to J.P. Morgan Securities LLC, Liability Management Group, at (212) 834-3424 (collect) or (866) 834-4666 (toll-free) or Wells Fargo Securities, LLC, Liability Management Group, at (704) 410-4760 (collect) or (866) 309-6316 (toll-free).

This press release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities. The Offers are being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Zimmer Biomet

Founded in 1927 and headquartered in Warsaw, Indiana, Zimmer Biomet is a global leader in musculoskeletal healthcare. We design, manufacture and market orthopaedic reconstructive products; sports medicine, biologics, extremities and trauma products; office based technologies; spine, craniomaxillofacial and thoracic products; dental implants; and related surgical products.

We collaborate with healthcare professionals around the globe to advance the pace of innovation. Our products and solutions help treat patients suffering from disorders of, or injuries to, bones, joints or supporting soft tissues. Together with healthcare professionals, we help millions of people live better lives.

We have operations in more than 25 countries around the world and sell products in more than 100 countries. For more information, visit www.zimmerbiomet.com, or follow Zimmer Biomet on Twitter at www.twitter.com/zimmerbiomet.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding the cash tender offers for certain outstanding senior notes of the Company. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” and “seeks” or the negatives of such terms or other variations on such terms or comparable terminology. Such statements are based upon the current beliefs and expectations of management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. For a list and description of some of such risks and uncertainties, see the Company’s periodic reports filed with the Securities and Exchange

Commission (the “SEC”). These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in the Company’s filings with the SEC. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be set forth in its periodic reports. Accordingly, such forward-looking statements speak only as of the date made. Readers of this communication are cautioned not to place undue reliance on these forward-looking statements, since, while management believes the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. This cautionary statement is applicable to all forward-looking statements contained in this communication.